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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT




    GENERAL CABLE CORPORATION

       We consent to the incorporation by reference in Registration Statements No. 333-28965, 333-31865, 333-31867, 333-31869, 333-31871, 333-59125, 333-89629,
333-51812, 333-51818 and 333-51822 of General Cable Corporation on Forms S-8 of our report dated January 29, 2001 (except for Note 21, as to which the date is March 8, 2001) appearing in this Annual Report on Form 10-K of General Cable Corporation for the year ended December 31, 2000.





DELOITTE & TOUCHE LLP
Cincinnati, Ohio
March 30, 2001